 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

AAA Public Adjusting Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-153679	26-0325410
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

6365 Taft Street, Suite 1003 Hollywood 33024 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 954-894-0043

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2010 Kevin Monahan, the Company's Chief Financial Officer resigned as an officer and director of the Company. Mr. Monahan sent a resignation letter to the board of directors indicating certain disagreements with other members of management.

Mr. Monahan's resignation arose as a result of a disagreement between him and the company with respect to practices concerning the allocation and use of company monies by  two other board members for personal use without any business practicality.

The Company does not believe that any of the disagreements are material to the Company's financial statements and believes that such items are correctly recorded.

Mr. Monahan was provided a copy of this Current Report prior to it being filed.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Resignation Letter of Kevin Monahan dated February 16, 2010

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AAA Public Adjusting Group Inc.

Dated: April 12, 2010	By:	/s/ Fred Antonelli
Fred Antonelli
Chief Executive Officer